UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 23, 2018

TAMPA ELECTRIC COMPANY

(a Florida corporation)

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

(813) 228-1111

Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number

1-5007	59-0475140
Commission File No.	I.R.S. Employer Identification Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01: Amendment of a Material Definitive Agreement

On March 23, 2018, Tampa Electric Company (“Tampa Electric”) and TEC Receivables Corp. (“TRC”), a wholly-owned subsidiary of Tampa Electric, amended their $150 million accounts receivable securitized borrowing facility with The Bank of Tokyo-Mitsubishi UFJ, Ltd., (“BTMU”), as Program Agent in order to extend the scheduled termination date from March 23, 2018 to March 22, 2021 and make other technical changes, by entering into an amendment to the Loan and Servicing Agreement dated as of March 24, 2015, among Tampa Electric as Servicer, TRC as Borrower, certain lenders named therein and BTMU, as Program Agent. The foregoing description of this amendment is qualified in its entirety by reference to the complete text of such amendment, which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 2 dated as of March 23, 2018 to Loan and Servicing Agreement dated as of March 24, 2015, between Tampa Electric Company, as the Servicer, and TEC Receivables Corp., as the Borrower, certain lenders named therein, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Program Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMPA ELECTRIC COMPANY (Registrant)

Date: March 29, 2018	By:	/s/ David E. Schwartz
Name: David E. Schwartz
Title: Corporate Secretary